UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  January 11, 2012
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GYRODYNE COMPANY OF AMERICA, INC.
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(Exact name of Registrant as Specified in its Charter)

New York	000-01684	11-1688021
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(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

1 FLOWERFIELD, Suite 24
ST. JAMES, NEW YORK 11780
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(Address of principal executive
offices) (Zip Code)

(631) 584-5400
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Registrant’s telephone number,
including area code

N/A
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 11, 2012, Gyrodyne Company of America, Inc. (the “Company”) filed with the Appellate Division of the Supreme Court, Second Department (the “Appellate Division”) an Affirmation of Company counsel in Opposition to the State of New York’s Motion for Reargument or in the Alternative Leave to Appeal.  The State’s motion was filed in the case brought by the Company against the State of New York (the “State”) relating to the condemnation of 245.5 acres of the Company’s Flowerfield property.

The State’s motion seeks leave to reargue, or alternatively, leave to appeal to the Court of Appeals, the decision and order of the Appellate Division decided on November 22, 2011, which affirmed the judgment of the Court of Claims entered in favor of the Company for $125 million plus statutory interest of nine percent from the date of the taking of November 2, 2005, through the date of payment and for an additional allowance of $1,474,940.67 for actual and necessary costs, disbursements and expenses, including attorneys’ fees and expenses, resulting from the condemnation of 245.5 acres of the Company’s Flowerfield property.  The State filed its motion with the Appellate Division on December 28, 2011, with respect to the Appellate Division’s decision and order.

A copy of the Affirmation of the Company’s counsel is attached to this Report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No. --------------	Exhibit ---------------

99.1	Affirmation of Joseph L. Clasen, Esq. in Opposition to Motion for Reargument or in the Alternative Leave to Appeal

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GYRODYNE COMPANY OF AMERICA, INC. By: /s/ Stephen V. Maroney ----------------------------------------------- Stephen V. Maroney President and Chief Executive Officer Date: January 12, 2012